Exhibit 4.39

Contract Type	Nashwork

Nashwork

纳什空间

Super Studio

超级工作室

Office Lease Contract

(House Leasing Contract)

房屋租赁合同

Nashwork	Contract No.: E-CZL-KX-ZZ-TI-201904110003 合同编号：E-CZL-KX-ZZ-TI-201904110003

纳什空间

Notes to Entry into of Contract and Letter of Confirmation

签约提示及确认函

1.

Please confirm that before the contract is entered into, you have read the terms and conditions of this contract carefully and understand and accept such terms and conditions

Fully informed; at the same time, our company’s agent has informed you of the relevant information on the entry into of the “House Leasing Contract”.

请确认， 在签署合同前，您已经仔细阅读过本合同条款并予以理解和接受， 同时我公司经办人已向您告知签署《房屋租赁合同》的相关信息。

2.

Where you have handed over any money to our company’s agent, in order to guarantee your rights and interest, you shall require our company’s agent to issue the voucher in the relevant amount and affixed with the special seal of our company for finance. As the sole voucher for the payment made by you, you shall keep such payment voucher properly.

Our company shall not recognize any voucher or receipt without the special seal of our company for finance.

如您交予我公司经办人钱款， 为了保障您的权益， 应要求我公司经办人开具带有我公司财务专用章的对应金额的收据，此交款凭证为证明您交款的唯一凭证，您应妥善保留好此交款凭证，我公司不认可任何没有我公司财务专用章的收据或者收条。

3.

Any other agreement than the terms and conditions of the contract to be entered into between you and our company’s agent shall be confirmed by means of the supplemental agreement, and shall not become valid without the special seal of our company for contract.

如您与我公司经办人签署任何关干合同条款外的约定，均须以补充协议的方式确认，并且须加盖我公司合同专用章方可生效。

4.	Please confirm that with regard to the contents of the contract, you have read the following items carefully, and have understood and accepted such items: 请确认针对合同内容，如下几点内容您已仔细阅读并已经理解且接受：

1)	Stipulation on unilateral and early termination of the contract:
单方提前解除合同的约定：

During the performance of the contract, where you have to terminate this contract in advance, you shall notify our company in writing at least thirty (30) days in advance, and pay our company the penalty in the amount equal to double monthly rent and monthly service charge in such case, and make compensation for the other losses incurred to our company arising therefrom (Please see the text of the contract in detail).

合同履行期间，如果您需提前解除本合同的，须提前30日以书面形式通知我公司，并按合同约定向我公司支付届时双倍月租金及月服务费作为违约金，并赔偿我公司其他相应损失（详见合同文本约定）。

2)	Notes to repair and maintenance of house:
房屋维修维护说明：

During the lease term of the house, the equipment and facilities will be subject to the wearing and aging to different extents. As the lessee, you are obligated to do a good job in the repair and maintenance of the house; where the repair is required for the damage to the equipment and facilities in such house occurring within such term, you shall take only the responsibility for the repair and maintenance of the house and appendages thereto, as well as the equipment and facilities due to the utilization or for any human cause. Where the repair and maintenance do no fall within the aforesaid scope, both parties shall resolve through otherwise negotiation according to the principle that the one causing such situation shall undertake the responsibility.

房屋出租期间各项设备设施会有不同程度的损耗及老化。您作为承租方，您有义务做好房屋的维修维护工作，如在此期间发生了房屋设备设施损坏需要维修的情况，只须承担房屋及附属物品、设备设施因使用或人为造成的维护、维修事宜。如维护维修项目不在前述范围之内，应依据谁导致谁承担的原则，由甲乙双方另行协商解决。

5.

This contract will generate the electronic file with the electronic signature technology; whenever it is confirmed, such file shall have the same legal effect as the contract. The file shall be confirmed in the following two ways: 1. Online confirmation by APP; 2. Offline confirmation by signing on paper document or affixing with traditional seal.

本合同将以电子签约技术生成电子文档，一经确认，该文档即具备合同法律效力。文档确认分为两种方式：

1. 线上APP确认； 2线下纸质文档签署或加盖传统印章。

Confirmation with Signature/Seal: Fuhui (Xiamen) Commercial Factoring Co., Ltd.

签字/盖章确认：福惠（厦门）商业保理有限公司

Date: April 11, 2019

日期：2019年04月11日

Nashwork’s Hotline for Service Supervision: 400 116 0055

纳什空间服务监督电话：400 116 0055

Nashwork 纳什空间	Contract No.: E-CZL-KX-ZZ-TI-201904110003 合同编号：E-CZL-KX-ZZ-TI-201904110003

House Leasing Contract

房屋租赁合同

Lessor: Nashwork Kaixuan Science & Technology (Beijing) Co., Ltd. (Hereinafter referred to as “Party A”)

Mailing Address: Room 501-2059, Office Building of Development Zone, No.8, Xingshen South Road, Miyun District Economic Development Zone, Beijing

Party A’s Agent: Zhang Na

Telephone: 400 116 0055

Email: service02@nash.work

出租方：纳什凯旋科技（北京）有限公司（以下简称“甲方” )

通讯地址：北京市密云区经济引发区兴盛南路8号一月发区办公楼501室一2059

甲方经办人：张娜

联系电话：400 116 0055

电子邮箱：service02@nash.work

Lessee: Fuhui (Xiamen) Commercial Factoring Co., Ltd. (Hereinafter referred to as “Party B”)

Agent:

承租方：福惠（厦门）商业保理有限公司（以下简称“ 乙方” )

代理人：

In accordance with the provisions of the “Contract Law” of the People’s Republic of China as well as the relevant laws and regulations, on an equal and voluntary basis, both parties reach the agreement on the matters concerning the house leasing, and enter into this “House Leasing Contract” (Hereinafter referred to as the “Contract”), which shall be abided by both parties.

依据《中华人民共和国合同法》及有关法律、法规的规定，甲、乙双方在平等、自愿的基础上，就房屋租赁的有关事宜达成一致，特订立本《房屋租赁合同》（以下简称” 本合同”),以兹共同遵守。

Article 1: Basic conditions of underlying contract

第一条 标的房屋基本情况

(A)	Party A agrees to lease:

The house located at Room 808, 7 floor, Wanda Square Building 8#, Yard No.93, Jianguo Road, Chaoyang District, Beijing (Hereinafter referred to as the “underlying house”) in a well-equipped and leasable condition to Party B for use; the conditions of the house upon the handover for examination shall be subject to the “Letter of Confirmation for Handover of Underlying House”, which shall be signed by both parties in the format as set forth in the Appendix 3 to the Contract.

（ A） 甲方同意将位于：

北京市朝阳区建国路93号院万达广场8号楼7层808的房屋（以下简称“标的房屋”)在设备良好、可租赁的状态下租给乙方使用，房屋交验情况以双方按本合同附件3的格式签署的《标的房屋交接确认书》为准。

(B)

The underlying house under this contract shall be used only as the office. The formalities for registration for industry and commerce shall be gone through before the underlying house is put into service. Party B makes the commitment to abide by the national and municipal regulations on the house occupation and the property management as well as Party A’s regulations on property management. Party B shall provide Party A with the relevant documentary evidences (Including but not limited to the business license, and the business qualification for special industry) on the Party B’s right to operate the aforesaid house before the Contract is entered into. Without the written consent of Party A, Party B shall not change the intended use as stipulated above without authorization and unless it is reported to the relevant government department for approval.

（B） 本合同项下标的房屋仅作为办公使用，使用标的房屋办理工商注册。乙方承诺遵守国家和本市有关房屋使用和物业管理的规定及甲方的物业管理规定。乙方应千本合同签署前向甲方提供其拥有前述经营权的

相关证明文件（包括但不限千营业执照、特殊行业经营资质）。未经甲方书面同意并按规定报政府有关部门核准， 乙方不得擅自改变上述约定的使用用途。

(C)	The underlying house covers a floor area of 210.19 square meters. （C） 标的房屋建筑面积210.19平方米。

(D)	Contract type of the house: Initial contract. （D） 房屋的签约类型： 首次签约

Article 2: Term of lease and date of delivery

第二条 租赁期限及交付日

(A)

The term of lease under the Contract shall start from April 4, 2019 (Hereinafter referred to as the “starting date”) and expire on April 3, 2020 (Hereinafter referred to as the “expiry date”). Party A shall deliver the underlying house in the conditions as stipulated to Party B prior to the starting date of lease under the Contract. The standard for the underlying house to be delivered by Party A shall be subject to the actual conditions on site. The delivery of the underlying house shall be deemed as completed when both parties inspect and accept such house and fill in the “Letter of Confirmation for

Handover of Underlying House”. Both parties agree that the aforesaid confirmation document shall be used as the basis for acceptance when Party A is delivering the underlying house to Party B and when Party B is returning such house to Party A upon the termination or early rescission of the Contract.

（A） 本合同租赁期自2019年04月04日（以下称“起始日”)起至2020年04月03日（以下简称“终止日”)止。甲力应于本合同租赁起始日之前将标的房屋按约定条件交付给乙方。甲方交付标的房屋标准以现场实际状况为准，标的房屋经甲、乙双方验收并填写《标的房屋交接确认书》后视为交付完成，双方同意前述确认文件作为甲方向乙方交付标的房屋和本合同终止或提前解除时乙方向甲方返还该房屋的验收依据。

(B)

The underlying house shall be delivered to Party B on the starting date (Hereinafter referred to as the “date of delivery”) unless Party A notifies Party B otherwise in writing. In case of the failure to go through the formalities for delivery of the underlying house on the starting date for any reason attributable to Party A, both the staring date and the expiry date of the lease term shall be postponed accordingly; in case of the failure to go through the formalities for delivery of the underlying house on the starting date for any reason attributable to Party B, the underlying house shall be deemed as delivered to Party B on the starting date, and Party B shall pay the rent, service charge, and other expenses as stipulated in the Contract from the starting date.

（B） 除非甲方另行书面通知乙方，标的房屋在起始日当日（下称“ 交付日”)交付给乙力。如因甲方原因未能在起始日办理标的房屋的交付手续，则租赁期起始日及终止日相应予以顺延；如因乙方原因未能在起始日办理标的房屋的交付手续，则视为标的房屋在起始日已经交付给乙方且自起始日起乙方应按本合同的约定支付租金、服务费等费用。

Article 3: Rent, guarantee deposit, and service charge for house

第三条 房屋租金、押金及服务费

(A)	House rent: （A） 房屋租金：

House rent for the first year: RMB 41,202 Yuan/month; 首年房屋租金： ¥41,202元／月，

(B)

Payment term for house rent: The rent shall be paid once every three (3) months, and shall be paid prior to the occupation. Party B shall pay the house rent for the next period at least fifteen (15) days prior to the due date of the house rent for each period. Please see the Appendix 2 “Schedule for Payment of House Rent and Guarantee Deposit” to the Contract

for the specific date of payment and the amount of the rent in detail.

（B） 房屋租金付款方式： 租金每3个月支付一次，先付后用。乙方应千每期房屋租金到期日前15日支付下一期房屋租金。具体支付日期及租金金额详见本合同附件2《房屋租金及押金支付明细表》。

(C)

Guarantee deposit for house: Party B shall pay Party A the guarantee deposit in the amount of RMB 126,000.00 Yuan (In words: RMB One Hundred and Twenty-Six Thousand Only), which shall be paid on the day on which the Contract is entered into. Where Party B fails to pay the rent and guarantee deposit for the house as stipulated in the Contract, Party A shall have the right not to deliver the underlying house and to terminate the Contract. Upon the expiry of the lease term or the termination of the Contract, the guarantee deposit for the house shall be used to offset against the costs and rents to be paid by Party B, as well as the liquidated damage to be borne by Party B, the residual balance (If any) shall be refunded in full to Party B without the accrual of interest, and the insufficient amount shall be further paid off by Party B. Party B shall not require to offset the rent and service charge for the house with the guarantee deposit except as aforesaid.

（C） 房屋押金：乙方支付给甲方的押金为¥126,000.00元（大写：拾贰万陆仟元整），并于本合同签订当日支付。如乙方未按本合同的约定支付房租及押金的甲方有权不交付标的房屋并解除本合同。租赁期满或本合同解除后，房屋押金除抵扣应由乙方承担的费用、租金，以及乙方应当承担的违约赔偿责任外，剩余部分（如有）应如数无息返还， 不足部分由乙方继续清偿。除上述情况之外，乙方不得要求以押金冲抵房屋租金及服务费。

(D)

Service charge: Within the validity term of the Contract, Party B agrees that Party A may provide Party B with the house upgrading services (Including the space design, decoration service, office furniture assembly and installation service), and the management services (Including the space cleaning service, space maintenance service, wireless Wi-Fi service) with the underlying house as the carrier. Please see the Appendix 4 “Notes to Management Services” for details. For the aforesaid hose upgrading services and management services to be provided by Party A, Party B shall pay Party A the house upgrading service charge and the management service charge (Hereinafter referred to as the “service charge”).

The amount of the service charge is shown as follows:

The service charge for the first year: RMB 26,712.00Yuan/month.

（D）服务费：在本合同有效期内，乙方同意甲方以标的房屋为载体向乙方提供房屋升级服务（包括空间设计、装修服务、办公家具配装服务等）、管理服务（包括空间保洁服务、空间维修服务、无线wifi服务等），详见附件4《管理服务项目说明》。就甲方提供的前述房屋升级服务及管理服务，乙方应向甲方支付房屋升级服务和管理服务费（以下简称 “服务费”)。

服务费金额如下：

首年服务费：¥26,712.00元／月，

(E)

Payment term for service charge: The service charge shall be paid once every three (3) months, and shall be paid prior to the use. The service period corresponding to such service charge shall be consistent with the period corresponding to the house rent. Party B shall pay the service charge for the next period at least fifteen (15) days prior to the due date of the service charge for each period. Please see the Appendix 2 “Schedule for Payment of House Rent and Guarantee Deposit” to the Contract for the specific date of payment and the amount of the service charge in detail.

（E） 服务费付款方式：服务费每3个月支付一次，先付后用。服务费对应的服务周期，与房屋租金对应周期一致，且乙方应于每期服务费到期日前15日支付下一期服务费。具体支付日期及服务费金额详见本合

同附件2《房屋租金及押金支付明细表》。

(F)

During the performance of the Contract, the property management fee of such underlying house and the heating fee (If any) for the central heating system shall be paid by Party A, and the other costs and expenses occurring in relation to the underlying house shall be borne by Party B independently.

（F） 本合同履行期间，该标的房屋的物业费和集中供暖的供暖费（如有）由甲方承担，其余发生的与标的房屋有关的其他费用均由乙方自行承担。

Article 4: Party A’s rights and obligations

第四条 甲方的权利及义务

(A)	Party A shall present Party B the relevant certificates proving that Party A has the right to lease the underlying house under this contract. （A） 甲方应向乙方出示能证明甲方有权出租本合同项下标的房屋的相关凭证。

(B)

Party A shall deliver the underlying house in a tidy condition and the equipment and facilities therein in a good condition to Party B for use, and remove the equipment and facilities in no relation to the “Letter of Confirmation for Handover of Underlying House”.

（B）甲方须按时将整洁的标的房屋及其套内设备设施在良好的状态下交付乙方使用，并及时清理与《标的房屋交接确认书》无关的设备设施。

(C)	During the performance of the Contract, Party A shall not enter the underlying house without the consent of Party B, except for the otherwise specially stipulated herein or the special circumstances such as water leakage or firing.
（C）本合同履行期间，甲方应经乙方同意方可进入标的房屋，但如本合同另有特别约定或如遇跑水或着火等特殊情况除外。

(D)

Party B shall not cause any damage to the equipment and facilities in the house; in case of the change to the internal structure and decoration of the house or the installation of the equipment and facilities affecting the structure of the house, Party B shall obtain the prior written consent of Party A and pay the costs and expenses fully. Upon the throwing of the lease, Party A shall have the right to require Party B to reinstate the house or pay Party B the costs required for such reinstatement engineering except for the otherwise stipulated in the Contract.

（D）乙方不得损坏房屋设各设施，如需改变房屋的内部结构和装修或设置影响房屋结构的设备设施，须先征得甲方书面同意，费用由乙方自理。退租时， 除本合同另有约定外，甲方有权要求乙方按原状恢复或向

甲方交纳恢复工程所需费用。

(E)

Upon the termination of the Contract or the early rescission of the Contract, Party B shall work with Party A to check the indoor equipment and facilities; if such equipment and facilities are in a good condition, and the conditions of the underlying house are consistent with those upon the delivery by Party A to Party B, and Party B has paid off all the costs and expenses arising from the occupation of the underlying house (Including but not limited to the water, electricity and gas charges, Internet access and telephone fees, cable television bill, and parking fee), completed the formalities for registration migration (If any), and handed over the door keys of the underlying house to Party A (Hereinafter referred to as the “throwing formalities”), Party A shall refund the guarantee deposit in full to Party B without the accrual of interest an within seven (7) working days after going through the formalities for throwing of lease.

（E）本合同终止或本合同提前解除时，乙方应与甲方共同清点室内设备设施，如设备设施良好，且标的房屋的状态与甲方向乙方交房时一致，且乙方已经结清因使用标的房屋所产生的各项费用（包括但不限于水、电、燃气费，上网、电话费，有线收视费，停车费等）、完成注册迁出（如有）、将标的房屋房门钥匙归还甲方后（以下简称” 退租手续＂ ），甲方应将全额押金无息退还给乙方，押金退还时间最迟不超过办结退租手续之日后的7个工作日。

(F)

Party A shall have the right to supervise Party B to use the underlying house legally; in case of any liability or any loss incurred to Party A due to Party B’s illegal action or Party B’s violation of the application range and purpose of the underlying house as stipulated in the Contract or the improper use of the underlying house, Party B shall be liable for compensation. In case of the damage to or failure in the underlying house and the auxiliary equipment and facilities, and the damage to or failure in the quick-wear and consumable facilities of the house due to the improper use by Party B, Party B shall be responsible for repair and pay the relevant costs; if Party B refuses to repair, Party A may repair on behalf at Party B’s cost.

（F）甲方有权监督乙方合法使用标的房屋，如因乙方违法行为或乙方违反本合同约定的标的房屋的使用范围、用途或对标的房屋不当使用等，造成甲方须承担任何责任或遭受任何损失的，由乙方负责赔偿，如因乙方使用不当致使标的房屋及其附属设备设施损坏或发生故障，以及房屋易损易耗设施损坏或发生故障，乙方应负责修复并承担相关费用；乙方拒不维修的，甲方可代为维修，费用由乙方承担。

(G)

Party B shall vacate and reinstate or restore the underlying house to the conditions acceptable to Party A on the termination date of the contract or on the day on which the Contract is rescinded in advance (Party A shall not pay Party B any costs and expenses for the decoration or appendage left) and return such house to Party A. Party A shall make no compensation for the loss of the value of the decoration facilities or equipment arising from the reinstatement of the underlying house by Party B.

（G） 乙方应于本合同终止当日或本合同提前解除当日乙方将标的房屋腾空、恢复原状或甲方同意接受的状态（甲方无需为保留的装修或添附物向乙方支付任何费用）并交还给甲方。乙方因将标的房屋恢复原状而造成的装修设施或设备等价值的折损，甲方无须给予补偿。

(H)

While Party B returns the underlying house to Party A as stipulated in the Contract, both parties shall enter into the “Letter of Confirmation for Handover of Underlying House” in the format of the Appendix 3 to the Contract. After entering into such letter of confirmation, or after Party B has actually removed from the underlying house but such letter of confirmation is not entered into by both parties, or after Party B has left from the site, or if Party B fails to move out the items of the underlying house within five (5) natural days after the time limit, Party B shall be deemed as the waiver of the title to any decoration, fitting, facility and equipment, and item left in the underlying house, and Party A shall have the right to dispose of them at his own discretion; any disposal expense (Including but not limited to the handling fee and notarial fee) arising therefrom shall be borne by Party B, and Party A shall have the right to deduct such expense from the guarantee deposit, and Party A’s further right to recover from Party B shall not be discharged.

（H）在乙方按本合同的约定向甲方交还标的房屋的同时，双方应当按本合同附件3的格式签署《标的房屋交接确认书》。在双方签器了该确认书之后，或双方虽未签署该确认书但乙方已经实际搬离标的房屋之后，或乙方弃场后，或乙方逾期5个自然日仍未将标的房屋内的物品搬离的，均视为乙方放弃了对标的房屋内遗留的任何装饰装修、设施设备、物品等的所有权，甲方有权自行予以处置，由此产生的处置费用（包括但不限于搬运费、公证费），均由乙方承担，甲方有权从押金中扣除，同时亦不免除甲方继续向乙方追偿的权利。

(I)

Where Party B fails to return the underlying house to Party A as stipulated in the aforesaid Paragraph (G) of Article 4 for any reason, Party A shall have the right to take the measures against the underlying house such as the cutoff of water supply and power supply, the cutoff of Internet, communication, and air conditioning supply, and/or the measures such as replacement of door locks of the underlying house, and deactivation of Party B’s employee cards, and/or the measures such as entry into the underlying house, repossession of the underlying house, and reinstatement of the underlying house to the conditions upon delivery. Party B shall not raise any objection to the above measures to be taken by Party A, or investigate and affix Party A’s any responsibility, or make claim to Party A for any compensation. In addition, Party B shall also pay Party A the house occupation fee in the amount equal to double sum of the daily rent and the daily service charge on a daily basis, which shall be calculated on the basis of the monthly rent and the monthly service charge upon the termination of the Contract or the early rescission of the Contract, and pay the relevant costs of the public utilities, until Party B completes the aforesaid the returning works. Moreover, Party B shall make compensation for all the losses (Including but not limited to the notarial fee, attorney’s fee, legal cost, the cost for reinstatement of the underlying house, and the penalty to be paid by Party A to the next lessee)

incurred to Party A arising therefrom.

（I） 无论任何原因，如乙方未能按照上述第四条第（G）款的约定将标的房屋交还甲方的，则甲方有权对标的房屋采取断水、断电， 停止网络、通讯、空调供应等措施及／或更换标的房屋门锁、停用乙方员工卡等措施及／或进入标的房屋并收回对标的房屋的占有并将标的房屋恢复至交付时的状态等措施。乙方对上述甲方采取的措施不得提出异议，也不得追究甲方任何责任或要求甲方任何赔偿。此外，乙方还应当按本同终止时或本合同提前解除时月租金及月服务费标准计算得出的日租金及日服务费之和的两倍每日向甲方支付房屋占用费，并承担相关的公用事业费用，直至乙方完成上述交还工作为止，同时，乙方应赔偿甲方因此而遭受的全部损失（包括但不限千甲方为此而发生的公证费、律师费、诉讼费、将标的房屋恢复原状的费用、甲方支付给下一家租户的违约金等）。
(J)

Within one (1) month prior to the expiry of the lease term of the Contract, Party A may negotiate with any third party on the lease of the underlying house in advance, Party B shall cooperate with Party A, including but not limited to the assistance such as permitting Party A or its agent to take such third party to inspect the house.

（J） 本合同租赁期届满前一个月内，甲方可预先和任何第三人治商标的房屋的租赁事宜，乙方应予以配合，包括但不限于允许甲方或其代理人带该第三入看房等方面的协助。

Article 5: Party B’s rights and obligations

第五条 乙方的权利及义务

(A)

Party B shall have the right to use the underlying house after making full payment of the rent, service charge and guarantee deposit on schedule in accordance with the terms and conditions of the Contract.

（A）乙方按照本合同约定条款，按时足额支付租金、服务费和押金后有权使用标的房屋。

(B)	Party B shall pay the costs and expenses as stipulated in Article 3 of the Contract on schedule. （B）乙方应按期缴纳本合同第三条约定的各项费用。

(C)	Party B shall use the equipment and facilities in the underlying house properly, and make compensation according to the cost in case of any damage thereto. （C） 乙方应妥善使用标的房屋内的各项设备设施， 如有损坏应照价赔偿。

(D)	Party B shall have no right to sub-lease the underlying house under the Contract in full or in part without the written consent of Party A.
（D）未经甲方书面同意，乙方无权转租本合同项下的标的房屋全部或部分。

(E)

Party B shall move out all of Party B’s items of the underlying house prior to the expiry date of the lease term (Including such date) or on the day on which the Contract is terminated in advance; in case of the failure to move out overdue for at least five (5) natural days, Party B shall be deemed as the automatic waive of the title to the items left in the underlying house, and Party A shall have the right to dispose of such items without the payment of any expense to Party B.

（E）乙方应于租赁期限到期日前（含当日）或本合同提前解除当天将全部乙方物品搬出标的房屋，逾期5个自然日不搬的，视为乙方自动放弃对该部分遗留在标的房屋中的物品的所有权，甲方有权自行处分，且无需为此向乙方支付任何费用。

(F)

Upon the expiry of the lease term, where Party B does not violate the terms and conditions of the Contract during the performance period of the Contract and Party A intends to lease the underlying house, Party B shall be entitled to the first tenant right on the same terms and conditions granted to the other lessees. Where Party B intends to renew the lease, Party B shall file the written application for lease renewal to Party A at least sixty (60) days prior to the expiry of the lease term as stipulated in the Contract, and both parties may renegotiate and enter into a new lease contract with the written consent of Party A. Where Party B fails to file the written application for lease renewal within the aforesaid time limit or both parties fail to enter into the new lease contract within one (1) month after Party B files the application for lease renewal or Party A disagrees to further lease the underlying house to Party B, Party B shall loss the first lease right to the underlying house as a result, and the Contract shall terminate naturally upon the expiry of the lease term, and Party B shall return the underlying house as stipulated in the Contract.

（F）租赁期满后，如乙方在本合同履行期间未违反本合同的约定且甲方有意继续出租标的房屋的，在与其他承租人条件同等的前提下，乙方享有优先承租权。如乙方有意续租，应于本合同约定之租赁期限届满前提前60天向甲方提出书面续租申请，经甲方书面同意后，双方可重新协商并签署新的租赁合同。若乙方未按前述时间提出书面续租申请或双方在乙方提出续租申请后一个月内未签妥新的租赁合同或甲方不同意继续将标的房屋出租给乙方的，则构成乙方丧失对标的房屋的优先承租权，则本合同在租赁期届满时自然终止，乙方应按本合同约定返还标的房屋。

(G)

Party B shall abide by the national laws, regulations and technical specifications on fire prevention, enforce the local firefighting regulations in the jurisdiction where the underlying house is located in, as well as the safety rules formulated by Party A, and fulfill its own duties on fire safety, so as to guarantee the fire safety. Party B shall not damage, embezzle, dismantle and shut down the firefighting facilities and appliances, and shall not change the installation positions of the firefighting devices without authorization.

（G）乙方应遵守国家消防法律、法规和技术规范，执行标的房屋所在地有关消防管理规定和标准以及甲方制定的安全规则，履行自身消防安全职责，保障消防安全。乙方不得损坏、挪用、拆除、停用消防设施和器材，不得擅自变更消防设施的安装部位。

(H)

Party B shall pay attention to the waterproof and fire prevention; in case of the damage to Party A and/or the other third parties due to flood or fire for any reason attributable to Party B,Party B shall undertake the relevant civil and criminal liabilities, and undertake the compensation liability for all the losses arising therefrom.

（H）乙方应注意防水防火，如因乙方原因发生水灾或火灾等造成甲方及／或其他第三方损失的，乙方应承担相应的民事责任、刑事责任，并就全部损失承担赔偿责任。

(I)	Party B shall waive the preemptive right to the underlying house. （I）乙方放弃标的房屋的优先购买权。

(J)

Where Party B violates the contract and throws the lease in the midway, Party B shall return the invoices originally issued for rents and service charges (If any) to Party A, and Party A shall reissue the invoices for the rents and service charges to Party B according to the actual term of lease.

（J）乙方如中途违约退租，须将原已开具的租金、服务费发票（如有）退还甲方，由甲方按实际租期的租金、服务费为乙方重新开具发票。

(K)

In the underlying house, Party B shall not store the hazardous goods nor engage in any illegal activity. Where the underlying house is closed down by any judicial or administrative organ for any reason attributable to Party B, Party B shall make compensation for all the losses incurred to Party A arising therefrom, including but not limited to the cost for engagement of the lawyer by Party A, and the loss of rent and service charge receivable by Party A during the period of closedown.

（K）乙方在标的房屋内不得存放危险品或从事任何违法活动。如因乙方的原因致使标的房屋被任何司法或行政机关查封的，乙方应赔偿甲方因此而遭受的一切损失，包括但不限于甲方聘请律师的费用、查封期间甲方的租金、应收服务费损失等。

(L)

Party B shall migrate the industrial & commercial and taxation registration address out of the underlying house or deregister such address within thirty (30) days upon the termination of the Contract or the early rescission of the Contract.

（L）乙方应在本合同终止或本合同提前解除后30日内将工商及税务注册地址自标的房屋内迁出或注销。

(M)

Party B shall abide by and perform the Contract for all purposes; where Party A safeguards the legitimate rights and interests by the legal means due to Party B’s breach of the Contract, Party B shall make compensation to Party A for the attorney’s fee, notarial fee, preservation cost, and traveling cost, and other expense arising therefrom.

（M）乙方应全面遴守并履行本合同，如因乙方违反本合同的约定致使甲方通过法律手段维护合法权益时，乙方应赔偿甲方因此而发生的律师费、公证费、保全费、差旅费等费用。

Article 6: Repair and maintenance of house

第六条 房屋维修与维护

(A)

Within the term of lease, Party A shall be responsible for the repair and maintenance as a result of the aging of the house and the appendages thereto, equipment and facilities (But not including the items, equipment and facilities brought by Party B); Party B shall undertake the maintenance, repair and compensation responsibilities due to the improper use and storage of the house and the appendages thereto, equipment and facilities or for any human cause; where the repair and maintenance do no fall within the aforesaid scope, both parties shall resolve through otherwise negotiation according to the principle that the one causing such situation shall undertake the responsibility.

（A）租赁期限内，甲方承担房屋及附屈物品、设备设施因老化产生的维护、维修事宜（但不含乙方自带物品、设备设施）；乙方承担房屋及附属物品、设备设施因使用、保管不当或人为造成的维护、维修及赔偿责任；如维护维修项目不在前述范围之内，应依据谁导致谁承担的原则，由双方另行协商解决。

(B)

Within the term of lease, Party B shall maintain the normal service of the existing equipment and facilities in the house; and no adjustment shall be made without the prior written consent of Party A.

（B）租赁期限内，乙方应维护房屋既有设备和设施的正常使用，如需调整的，应事先征得甲方的书面同意。

(C)

Regardless of the aforesaid provisions, whenever Party A is willing to maintain and repair the underlying house within the term of lease, Party B shall cooperate with Party A. Where Party A fails to maintain and repair on time due to Party B’s negligence or refusal to cooperate, Party B shall bear all the losses (Including the paid costs for maintenance and repair by a third party) arising therefrom.

（C）即使有前述约定，租赁期限内，甲方自愿对标的房屋进行维护、检修时，乙方须予以配合。如因乙方怠于或拒绝配合，导致甲方无法及时维护、检修的，由此产生的一切损失（含已经支付的第三方维护、检

修费等）均由乙方承担。

Article 7: Termination of contract

第七条 合同解除

(A)	In case of any of the following acts committed by Party A, Party B shall have the right to terminate the Contract:

(1)	Party A is unable to provide the relevant certificates for the right to lease the underlying house, so that Party B is unable to use the underlying house;

(2)	The house as well as the equipment and facilities to be provided by Party A do not meet the requirements as stipulated severely, so that Party B is unable to use the underlying house;

(3)

Party B is unable to use the underlying house for more than thirty (30) days because the organs of power restrict the real estate right in the underlying house by statutory ruling, decision on closedown, compulsory enforcement or other means for any reason attributable to Party A;

(4)

Party A’s assets are subject to detainment, enforcement, or the other judicial and administrative proceedings with prejudice to the rights and interests in such assets, so that the further performance of the Contract is impossible;

(5)	Party A is subject to the insolvency and liquidation proceedings (Unless such liquidation is for the purpose of merger or reorganization), so that the purpose of the Contract cannot be achieved;

(6)	Party A closes or will close its business, so that the purpose of the Contract cannot be achieved;

(7)	Party A indicates that it will not continue to perform the Contract expressly or by its own conduct.

（A）甲方有下列行为之一的，乙方有权解除本合同：

(1) 甲方不能提供有权出租标的房屋的相关凭证，使得乙方无法使用标的房屋的；

(2) 甲方所提供的房屋及各项设备设施严重不符合约定条件，使得乙方无法使用标的房屋的；

(3) 如因甲方原因导致权力机关依法裁定、决定查封、强制执行或以其他形式限制标的房屋的房地产权利，使得乙方无法使用标的房屋超过30天的；

(4) 甲方的资产被扣押、执行或存在其它有损资产权益的司法、行政程序，导致本合同无法继续履行；

(5) 甲方进入破产清算程序（除非该等消算是出于合并或重组的目的），导致本合同目的无法实现的；

(6) 甲方停止或将要停止其业务，导致本合同目的无法实现的；

(7) 甲方明示或以自身的行为表示将不继续履行本合同的。

(B)	In case of any of the following acts committed by Party B, Party A shall have the right to terminate the Contract, and take back the underlying house:

(1)

Party B fails to pay the guarantee deposit as stipulated in the contract, or fails to go through the formalities for house handover with Party A within ten (10) days after the date of delivery as stipulated;

(2)	Party B fails to pay, in full and on schedule, the rent, service charge, guarantee deposit, and other expenses payable by Party B for at least ten (10) days as according to the Contract, or the amount of the owed rent, service charge, and the other expenses payable by Party B is higher than 15% of the sum of the monthly rent and the monthly service charge;

(3)	Without the written consent of Party A, Party B dismantles, modifies, and changes the internal and external structure of the underlying house without authorization, or the equipment and facilities of the underlying house are damaged for any reason attributable to Party B and not repaired on time, or Party B changes the intended use of the underlying house without authorization by violation of the provisions of Paragraph (B) of Article 1 hereof;

(4)	Party B makes use of the underlying house to store the hazardous goods or conduct the illegal activities;

(5)	Party B subleases the underlying house to a third party or uses the underlying house in cooperation with a third party without the written consent of Party A;

(6)

Party B’s assets are subject to detainment, enforcement, or the other judicial and administrative proceedings with prejudice to the rights and interests in such assets, so that the further performance of the Contract is impossible;

(7)	Party B is subject to the insolvency and liquidation proceedings (Unless such liquidation is for the purpose of merger or reorganization), so that the purpose of the Contract cannot be achieved;

(8)	Party B closes or will close its business, so that the purpose of the Contract cannot be achieved;

(9)

The other circumstances, under which the benefits of Party A or the lessor of the house property are impaired or the further performance of the Contract is impossible for any reason attributable to Party B, occur;

(10)	Party B indicates that it will not continue to perform the Contract expressly or by its own conduct;

(11)	Party B violates the other terms and conditions of the Contract, and fails to remedy within fourteen (14) days after receiving the written notice from Party A.

（B）乙方有下列行为之一的，甲力有权解除本合同，收回标的房屋：

(1) 乙方未按本合同约定支付押金或乙方因自身原因自约定交付日之日起10日内仍未与甲力办理房压交接手续的；

(2) 乙方未按本合同约定按期足额支付租金、服务费、押金及其他应当由乙方承担的各项费用超过10日或欠付的租金、服务费及其他应当由乙方承担的各项费用达月租金及月服务费之和的15%以上的；

(3) 乙方未经甲方书面同意，擅自拆改变动标的房屋的内外结构，或因乙方原因损坏标的房屋的设备设施不及时修复，或者违反本合同第一条第（B）款约定擅自改变标的房屋的使用用途的；

(4) 乙方利用标的房屋存放危险物品或进行违法活动的；

(5) 未经甲方书面同意乙方扭自将标的房屋转租给第三人或与第三人合作使用标的房屋的；

(6) 乙方的资产被扣押、执行或存在其它有损资产权益的司法、行政程序，导致本合同无法继续履行；

(7) 乙方进入破产清饵程序（除非该等清算是出千合并或重组的目的），导致本合同目的无法实现的；

(8) 乙方停止或将要停止其业务，导致本合同目的无法实现的。

(9) 发生其他因乙方原因损害甲方或房屋资产出租人利益或导致本合同无法继续履行的情形的；

(10) 乙方明示或以自身的行为表示将不继续履行本合同的；

(ll) 乙方违反本合同其他约定，经甲方书面通知后14 日内仍未改正的。

(C)

Where either party has to terminate the Contract unilaterally for his own reason, such party shall notify the other party in writing at least one (1) month in advance; where the other party consents to the termination, the party proposing the termination shall pay the other party the penalty in the amount equal to double sum of the monthly rent and the monthly service charge for the underlying house under the Contract. Where Party B has to terminate the Contract unilaterally for his own reason and with the consent of Party A, Party B shall notify Party A in writing at least one (1) month in advance, and then cooperate with Party A when Party A takes the potential lessee to inspect the house at the time as stipulated.

（C）甲乙双方如因自身原因需单方解除本合同的，须提前一个月书面通知对方；如对方同意解除的，提出解约方须按本合同项下标的房屋届时月租金与月服务费之和的2 倍向对方支付违约金。如因乙方自身原因

需单方解除本合同且经甲方同意的， 乙方在提前一个月书面通知甲方后须配合甲方在约定时间内带潜在租户看房。

(D)	The other statutory circumstance under which the Contract shall be terminated. （D）其他法定的合同解除情形。

Article 8: Liability for breach of contract

第八条 违约责任

(A)

Where Party B terminates the Contract with Party A for any reason as stipulated in Paragraph (A) of Article 7 herein, on the premises that Party B has paid off all the costs and expenses incurred due to the use of the underlying house, the rents and service charges payable by Party B shall be settled according to the actual days of usage; Party A shall refund to Party B the rent, service charge and guarantee deposit which have been paid but not applied, and shall pay Party B the penalty in the amount equal to double sum of the monthly rent and the monthly service charge for the underlying house under the Contract.

（A）因本合同第七条第（A）款约定的原因乙方与甲方解除本合同的，在乙方已经结清因使用标的房屋所产生的各项费用的前提下，乙方所交付的租金、服务费按实际使用天数结算，甲方应退还乙方已经支付

但没有使用的租金、服务费及押金， 并按本合同项下标的房屋届时月租金及月服务费之和的2倍向乙方支付违约金。

(B)

Where Party B fails to make the full payment of the rent, service charge, and other expenses payable by Party B on schedule as stipulated in the Contract, Party B shall pay Party A the penalty for the overdue payment in the amount equal to 1% of the due and unpaid sum for every overdue day. Where Party A terminates the Contract according to Item (2) of Paragraph (B) of Article 7 herein, Party B shall still pay Party A the penalty for overdue payment in the amount equal to 1% of the due and unpaid sum according to the days of overdue payment prior to the termination of the Contract.

（B）乙方未按本合同约定按期足额支付租金、服务费及其他应当由乙方承担的各项费用的，每逾期一日应按照应付未付金额百分之一的标准向甲方支付逾期付款的违约金。甲方依照本合同第七条第（B）款(2)解除本合同的，就合同解除前逾期付款的天数，乙方仍应按未付金额百分之一的标准按日向甲方支付逾期付款违约金。

(C)

Where Party A terminates the Contract with Party B for any reason as stipulated in Paragraph (B) of Article 7 herein, on the premises that Party B has paid off all the costs and expenses incurred due to the use of the underlying house, the rents and service charges payable by Party B shall be settled according to the actual days of usage, and Party B shall pay Party A the penalty in the amount equal to double sum of the monthly rent and the monthly service charge for the underlying house under the Contract, which may be deducted directly from the rent, service charge and guarantee deposit which have been paid by Party B but not applied; any residual balance after such deduction shall be refunded by Party A to Party B, and the deficiency amount shall be made up by Party B.

（C）因本合同第七条第（B）款约定的原因甲方与乙方解除本合同的，在乙方已经结清因使用标的房屋所产生的各项费用的前提下，乙方所交付的租金、服务费按实际使用天数结算，并且乙方应按本合同项下标的房屋届时月租金与月服务费之和的2倍向甲方支付违约金，前述违约金甲方可自乙方已经支付但没有使用的租金、服务费及押金中直接予以扣除，扣除后如有剩余的甲方将剩余部分退还给乙方，不足部分乙方应予以补足。

(D)

Where Party B fails to migrate the industrial & commercial and taxation registration address out of the underlying house or deregister such address within thirty (30) days upon the termination of the Contract or the early rescission of the Contract, Party B shall pay Party A the compensation for loss of rent and service charge in the amount equal to 100% of the sum of the monthly rent and the monthly service charge for the underlying house under the Contract. Where Party B fails to migrate the industrial & commercial and taxation registration address out of the underlying house or deregister such address within thirty (30) days upon the termination of the Contract or the early rescission of the Contract, in addition to the payment of the aforesaid compensation, Party B shall also pay Party A the penalty in the amount equal to 200% of the sum of the monthly rent and the monthly service charge for the underlying house under the Contract for every day delayed since the 31st day. The aforesaid compensation and penalty may be deducted by Party A directly from the rent, service charge and guarantee deposit which have been paid by Party B but not applied; any residual balance after such deduction shall be refunded by Party A to Party B, and the deficiency amount shall be made up by Party B.

（D）乙方未在本合同终止或本合同提前解除后30日内完成工商及税务注册地址迁出或注销的，乙方应按本合同项下标的房屋届时月租金及月服务费之和的100%向甲方支付租金及服务费损失补偿金。如乙方在本合同终止或本合同提前解除后超过30日仍未完成工商及税务注册地址迁出或注销的，则乙方除支付前述补偿金外，自第31日起，同时每迟延一日，乙方还应按本合同项下标的房屋届时日租金及日服务费的200%向甲方支付违约金，前述补偿金及违约金甲方可自乙方已经支付但没有使用的租金、服务费及押金中直接予以扣除，扣除后如有剩余的甲方将剩余部分退还给乙方，不足部分乙方应予以补足。

Article 9: Liability exemption condition

第九条 免责条件

(A)

In case of the impossible further performance of this agreement or the loss incurred due to the force majeure factor, either party shall take no liability to each other.

（A）因不可抗力因素致使本协议不能继续履行或造成损失，甲、乙双方互不承担责任。

(B)

The force majeure means the unforeseeable, unavoidable, and unconquerable objective circumstances, including but not limited to earthquake, tsunami, riot, and act of government.

（B）不可抗力系指不可预见、不可避免并不能克服的客观情况，包括但不限于地震、海啸、暴乱、政府行为。

(C)

When the force majeure event occurs, either party shall be liable to notify the other party immediately of the occurrence of such force majeure event, and shall take the necessary measures to prevent the further loss. In case of the further loss due to the negligence to notify or negligence to take necessary preventive measures, such party shall undertake the compensation liability to the other party for such further loss.

（C）发生不可抗力事件后，任何一方有责任将不可抗力发生的情形及时通知对方，并须采取必要措施防止损失的进一步扩大，因怠于通知或者怠于采取必要防止措施造成损失扩大的，就扩大部分的损失

应当向对方承担赔偿责任。

(D)

In the event that the Contract is terminated for the aforesaid reason, the rent and the service charge shall be calculated according to the actual time of usage. If the time is less than a whole month, the rent and service charge shall be calculated according to the number of days, and the balances will be paid to either party as the case may be.

（D）因上述原因而终止本合同的，租金、服务费按照实际使用的时间计算，不足整月的按天计算，多退少补．

Article 10: Notice and service

第十条 通知与送达

(A)

In addition to the mailing addresses and the contact persons as set forth in the Appendix 1 hereto “Settled Enterprise / Individual Information Table”, the address of the underlying house shall also be deemed as the valid address and contact person for Party A to send the notice to Party B under this contract. Party A’s mailing address and contact person as set forth on Page [2] of this contract shall be the valid address and contact person for Party B to send the notice to Party A. both parties confirm that the aforesaid mailing addresses shall be the valid service address of the parties for the litigation instruments respectively in case of any dispute arising between both parties unless such mailing addresses are changed according to the following Paragraph (B).

（A）除本合同附件1: 《入住企业l个人信息表》中列明的通讯地址及联系人外，标的房屋所在地址亦视为本合同项下甲方向乙方发送通知的有效地址及联系人。本合同第【2 】页列明的甲方通讯地址及联系人

为乙方向甲方发送通知的有效地址及联系人。双方确认，除非依照下文第（二）款发生变更，前述通讯地址为双方发生纠纷时各自诉讼法律文书的有效送达地址。

(B)

If either party designates the other address and contact person or changes the address and contact person, such party shall notify the other party in writing immediately. The party negligent in notification shall undertake the legal consequences which are unfavorable to such party.

（B）一方若指定其他地址、联系人或地址、联系人变更，须及时以书面形式通知另一方。怠于通知的一方，应当承担对其不利的法律后果。

(C)

If the notice is sent to the courier for delivery or delivered by hands, such notice shall be deemed as served when the other party signs for it (Any person’s signature affixed under the mailing address of either party shall be deemed as the authorized signature of the recipient); where the date of sign-for is undefined or the notice is returned due to the unsuccessful receipt and rejection by the recipient or the change of address, such notice shall be deemed as served on the fifth day after the notice is sent or delivered by courier or by hands; if the notice is sent by registered mail, such notice shall be deemed as served on the fifth day after the delivery; if the notice is sent via email, such notice shall be deemed as served when the data message of such notice arrives in the email as designated by the other party; if the time at which the data message of such notice arrives in the email as designated by the other party, the notice shall be deemed as served on the day on which the email is sent successfully as indicated in the sender’s system. In addition to the above modes of service, Party A may also post the relevant notices or documents at the door of the underlying house, and the date of posting shall be deemed as the date of service.

（C）如果交快递公司递送或交专人递送，在另一方签收之时视为己送达（在各方通讯地址下任何人的签收均视为收件方的授权签收）；签收之日不明确或因收件方无人接收、拒收、迁址导致通知被退回的，以通

知递出或交付快递公司或专人后第五日视为送达；如以挂号邮寄方式发出的，以发出后第五日视为送达；如果经电子邮件发送，则在通知数据电文进入另一方指定的电子邮箱之时视为己送达，通知数据电文进

入另一方指定的电子邮箱之时不明确的，以电子邮件在发件入系统显示发出成功当日视为送达。除以上送达方式外，甲方亦可在标的房屋门口张贴相关通知或文件，张贴之日视为送达日。

(D)

Either party must send to the other party the notice of important matters involving the claim, waive, alternation or release of the rights or obligations under the Contract in writing.

（D）一方向另一方发送涉及本合同项下权利或义务的主张、放弃、变更或解除等重要事宜的通知时，必须采用书面形式。

Article 11: Miscellaneous

第十一条 其他约定的事项

(A)	Definition of daily rent （A）日租金的定义

(1)

Definition of contractual month: Taking the first contractual month as the example, the starting date of the contractual month shall be deemed as the lease commencement date under the Contract, and the ending date of the contractual month shall be the number of the month within which the lease commencement date under the contract plus 1 and the number of the date minus 1.

(1)合同月的定义：以首个合同月为例，合同月的开始日期为合同起租日期，合同月的结束日期为合同起租日期的月份数字+l、日期数字-1。

(2)	Definition of daily rent: Daily rent = Monthly rent / Number of natural days in each “contractual month”.

Example: The amount of the monthly rent under the contract is RMB 5,000 Yuan, and the estimated period corresponding to the house rent is from February 15, 2016 to May 14, 2016, so the total amount shall b RMB 15,000 Yuan. The respective daily rent corresponding to each contractual month is shown as follows:

The first contractual month: From February 15 to March 14, there are 29 days in such contractual month, and the daily rent = RMB 5,000 Yuan/29 days = RMB 172.41 Yuan;

The second contractual month: From March 15 to April 14, there are 31 days in such contractual month, and the daily rent = RMB 5,000 Yuan/31 days = RMB 161.29 Yuan;

The third contractual month: From April 15 to May 14, there are 39 days in such contractual month, and the daily rent = RMB 5,000 Yuan/30 days = RMB 166.67 Yuan;

(2) 日租金的定义：日租金＝月租金／每个“ 合同月” 的自然天数。

举例：合同月租金5000元，预计房款的起止日期为2016年2月15日-2016年5月14日，总金额15000元。各合同月对应的日租金如下：

合同月一，2月15日-3月1 4日，合同月天数为29天，日租金=5000元/29天=172.41元；

合同月二，3月15日-4月14日， 合同月天数为31天，日租金=5000元/31天=161. 29元；

合同月三，4月15日-5月14日， 合同月天数为30天，日租金=5000元/30天=166.67元；

(3)	Definition of daily service charge: Daily service charge = Monthly service charge / Number of natural days in each “contractual month”.

Example: The amount of the monthly service charge under the contract is RMB 5,000 Yuan, and the estimated period corresponding to the house service charge is from February 15, 2016 to May 14, 2016, so the total amount shall b RMB 15,000 Yuan. The respective daily service charge corresponding to each contractual month is shown as follows:

The first contractual month: From February 15 to March 14, there are 29 days in such contractual month, and the daily service charge = RMB 5,000 Yuan/29 days = RMB 172.41 Yuan;

The second contractual month: From March 15 to April 14, there are 31 days in such contractual month, and the daily service charge = RMB 5,000 Yuan/31 days = RMB 161.29 Yuan;

The third contractual month: From April 15 to May 14, there are 39 days in such contractual month, and the daily service charge = RMB 5,000 Yuan/30 days = RMB 166.67 Yuan;

(3) 日服务费的定义：日服务费＝月服务费／每个“ 合同月” 的自然天数。

举例：合同月服务费5000元，预计服务费的起止日期为2016年2月15日-2016年5月14日， 总金额15000元。各合同月对应的日服务费如下：

合同月一，2月15日-3月14日，合同月天数为29天，日服务费=5000元/29天=172.41元；

合同月二，3月15日-4月14日， 合同月天数为31天，日服务费=5000元/31天=1 61.29元；

合同月三，4月15日-5月14日，合同月天数为30天，日服务费=5000元/30天=166.67元；

(B)	Notes to account of payment （B）付款账户说明

Collection method of rent: The payment methods of the rent include the payment at POS, and the remittance of cheque to the account as designated by Party A. Party A’s rent collection account is shown as follows:

Name of account: Nashwork Kaixuan Science & Technology (Beijing) Co., Ltd.

Deposit bank: Beijing Asian Sports Village Branch of China Merchants Bank

Account No.: 110933120110901

租金收取方式：租金支付方式包括：POS机付款、支票汇至甲方指定账户，甲方的租金收款账户如下：

账户名称：纳什凯旋科技（北京）有限公司

开户行： 招商银行北京亚运村支行

账号： 110933120110901

Article 12: Settlement of dispute and effectiveness of contract

第十二条 争议的解决办法及合同生效

(A)	Any dispute arising from the Contract shall be settled by the parties through negotiation; if such negotiation is unsuccessful, the lawsuit shall be brought to the people’s court with competent jurisdiction in the place where the underlying house is located.
（A）如本合同发生任何争议，由各方协商解决；协商不成的，依法向标的房屋所在地有管辖权的人民法院诉讼解决。
(B)

The execution and performance of, the interpretation to, and the settlement of dispute under the Contract shall be governed by the laws of the People’s Republic of China; for the only purpose of the Contract, the People’s Republic of China referred to herein shall not include Hong Kong Special Administrative Region, Macao Special Administrative Region, and

Taiwan.

（B）本合同的签署、履行、解释以及争议解决均适用中华人民共和国法律，仅为本合同之目的，此处的中华人民共和国不包含香港特别行政区、澳门特别行政区及台湾地区。
(C)

This agreement is in duplicate, either party holds one. For any matter not covered herein, the supplementary terms and conditions shall be entered into otherwise. Both the supplementary terms and conditions and the appendices hereto shall constitute an integral part of this agreement, and have the same legal effect as this agreement.

（C）本协议一式两份，甲、乙双方各执一份。如有未尽串宜，可订立补充条款，补充条款及附件均为本协议组成部分，与本协议具有同等法律效力。

(D)

This agreement is entered into on April 11, 2019, and comes into effect upon the online APP confirmation by Party B or the offline confirmation by signing on paper document or the traditional seal affixed by Party B.

（D）本协议于2019年04月11日签订，经乙方线上APP确认或线下纸质合同签署或加盖传统印章之日起生效。

Lessor (Party A): Special Seal of Nashwork Kaixuan Science & Technology (Beijing) Co., Ltd.

Party A’s Seal: Nashwork Kaixuan Science & Technology (Beijing) Co., Ltd.

Agent: Zhang Na

Lessee (Party B):

Party B’s Seal: Fuhui (Xiamen) Commercial Factoring Co., Ltd.

Agent:

承租方（乙方）：

乙方签章：福惠（厦门）商业保理有限公司

代理人：

Nashwork 纳什空间	Contract No.: E-CZL-KX-ZZ-TI-201904110003 合同编号：E-CZL-KX-ZZ-TI-201904110003

Appendix 1: Settled Enterprise / Individual Information Table

附件一：入驻企业／个人信息表

Settled Enterprise / Individual Information Table

入驻企业／个人信息表

To: Distinguished lessee

尊敬的租户：

In order to better serve both parties hereto and maintain the statutory rights and interests of either party, you are required to assist our company to fill in the columns of the following table.

为了更好的为交易双方服务，维护双方的合法权益，请您协助我公司完整填写下列表格内容。

For the information provided by you, our company will abide by the professional ethics strictly, and maintain it confidentiality according to law.

对您提供的信息，我公司将恪守职业道德，依法进行保密。

Corporate User (Fill in with following information)
*Name of Enterprise	Fuhui (Xiamen) Commercial Factoring Co., Ltd.	*Enterprise Email	13681422333@168.com
*Type of Documentary Evidence	Business license
*Documentary Evidence Code	Unified social credit code (Registration No.): 91350200MA31QKTR5Y
*Type of Industry	Consulting	*Scale of Company	In-service Staff: Over 30 employees
*Mailing Address	Room 808, 7 floor, Wanda Square Building 8#, Yard No.93, Jianguo Road, Chaoyang District, Beijing
*Contact Person	Li Yi	*Email	13681422333@168.com
*Telephone	13681422333
Remark
Individual User (Fill in with following information)
*Name
*Name of Certificate
*Certificate No.
*Mailing Address
*Telephone		*Email
Employer		Type of industry
Entrusted Agent (If any, fill in with following information)
*Name
*Name of Certificate
*Certificate No.
*Mailing Address
*Telephone		*Email

Note: 1. The fields with “*” in the table are the required fields;

说明：1.表中带*的项为必填项;

I / we make the commitment that the aforesaid information to be filled in by me / us shall be authentic, lawful, and valid.

本公司/本人承诺，本公司/本人所填上述信息均真实、合法、有效，

Lessee (Seal): Fuhui (Xiamen) Commercial Factoring Co., Ltd.

承租方（签章）：福惠（厦门）商业保理有限公司

Date of Signing: April 11, 2019

签署日期：2019年04月11日

Nashwork 纳什空间	Contract No.: E-CZL-KX-ZZ-TI-201904110003 合同编号：E-CZL-KX-ZZ-TI-201904110003

Appendix 1: Settled Enterprise / Individual Information Table

附件一：入驻企业／个人信息表

Settled Enterprise / Individual Information Table

入驻企业／个人信息表

To: Distinguished lessee

尊敬的租户：

In order to better serve both parties hereto and maintain the statutory rights and interests of either party, you are required to assist our company to fill in the columns of the following table.

为了更好的为交易双方服务，维护双方的合法权益，请您协助我公司完整填写下列表格内容。

For the information provided by you, our company will abide by the professional ethics strictly, and maintain it confidentiality according to law.

对您提供的信息，我公司将恪守职业道德，依法进行保密。

Corporate User (Fill in with following information)
*企业名称		*企业邮箱	13681422333@168.com
*证明文件类别	营业执照
*证明文件编码	统一社会信用代码（注册号）: 91350200MA31QKTR5Y
*行业类别	咨询	*公司规模	30人以上
*通讯地址	北京北京朝阳区万达广场8-808
*联系人	李晹	*电子邮箱	13681422333@168.com
*联系	13681422333
Remark
个人用户（请填写以下信息）
*姓名
*证件名称
*证件号码
*通讯地址
*联系电话		*电子邮箱
工作单位		行业类别
委托代理人（如有，请填写以下信息）
*姓名
*证件名称
*证件号码
*通讯地址
*联系电话		*电子邮件

Note: 1. The fields with “*” in the table are the required fields;

说明：1.表中带*的项为必填项;

I / we make the commitment that the aforesaid information to be filled in by me / us shall be authentic, lawful, and valid.

本公司/本人承诺，本公司/本人所填上述信息均真实、合法、有效，

Lessee (Seal): Fuhui (Xiamen) Commercial Factoring Co., Ltd.

承租方（签章）：福惠（厦门）商业保理有限公司

Date of Signing: April 11, 2019

签署日期：2019年04月11日

Nashwork 纳什空间	Contract No.: E-CZL-KX-ZZ-TI-201904110003

Appendix 2: Schedule for Payment of House Rent and Guarantee Deposit

附件二：房屋租金及押金支付明细表

Schedule for Payment of House Rent and Guarantee Deposit

房屋租金及押金支付明细表

Term of contract: The term of lease shall start from April 4, 2019 and end on April 3, 2020.

合同期限：租赁期限自2019年04月04日至2020年04月03日。

Years of lease and rent and service charge:

租赁年度与租金、服务费

1st year of lease: From April 4, 2019 to April 3, 2020, the amount of the rent is RMB (In figures) ￥41,202.00 Yuan/month, and the amount of the service charge is RMB (In figures) ￥26,712.00 Yuan/month;

第1个租赁年度：2019年04月04日至2020年04月03日，租金为入民币（小写）¥41,202.00元整／月，服务费为人民币（小写）¥26,712.00元整／月；

Schedule for payment of guarantee deposit and rent:

押金、租金支付明细

1.	Schedule for payment of guarantee deposit

The deposit in the amount of RMB 68,400.00 Yuan shall be paid on February 25, 2019;

1. 押金支付明细

2019年04月04日支付押金¥126,000.00.00元：

2.	Schedule for payment of rent 2. 租金支付明细

1)

The amount of RMB 203,742.00 Yuan (Including the rent of RMB 123,606.00 Yuan and the service charge of RMB 80,136.00 Yuan) shall be paid on March 5, 2019; the period corresponding to such amount is from April 4, 2019 to July 3rd, 2019;

1)2019年04月04日支付¥203,742.00元（租金123,606.00 00元，服务费80,136.00元）；对应周期2019年04月04日至2019年07月03日；

2)

The amount of RMB 203,742.00 Yuan (Including the rent of RMB 123,606.00 Yuan and the service charge of RMB 80,136.00 Yuan) shall be paid on June 19, 2019; the period corresponding to such amount is from July 4, 2019 to October 3, 2019;

2)2019年06月19日支付¥203,742.00元（租金123,606.00 00元，服务费80,136.00元）；对应周期2019年07月04日至2019年10月03日；

3)

The amount of RMB 203,742.00Yuan (Including the rent of RMB 123,606.00 Yuan and the service charge of RMB 80,136.00 Yuan) shall be paid on September 19, 2019; the period corresponding to such amount is from October 4, 2019 to January 3rd, 2020;

3)2019年09月19日支付¥203,742.00元（租金123,606.00元，服务费80,136.00元）；对应周期2019年10月04日至2020年01月03日；

4)

The amount of RMB 203,742.00Yuan (Including the rent of RMB 123,606.00Yuan and the service charge of RMB 43,502.40 Yuan) shall be paid on December 20, 2019; the period corresponding to such amount is from January 4, 2020 to April 3, 2020;

4)2019年12月20日支付¥203,742.00元（租金123,606.00元服务费80,136.00元）；对应周期2020年01月04日至2020年04月03日；

(No Text Below)

Lessor (Party A): Special Seal of Nashwork Kaixuan Science & Technology (Beijing) Co., Ltd.

Party A’s Seal: Nashwork Kaixuan Science & Technology (Beijing) Co., Ltd.

Agent: Zhang Na

Lessee (Party B):

Party B’s Seal: Fuhui (Xiamen) Commercial Factoring Co., Ltd.

Agent:

承租方（乙方）： 乙方签章：福惠（厦门）商业保理有限公司 代理人：

Nashwork 纳什空间	Contract No.: E-CZL-KX-ZZ-TI-201904110003 合同编号：E-CZL-KX-ZZ-TI-201904110003

Appendix 3: Letter of Confirmation for Handover of Underlying House

附件三：标的房屋交接确认书

Letter of Confirmation for Handover of Underlying House

Basic Information
Internet Account		Initial Internet Password

Decoration	Name of Item	Conditions of Decoration		Remark
	Floor	Carpet: pieces:
	Wall	Logo wall: pieces: 1 Others:
	Window
	Door	Anti-theft door: 1 pieces; Indoor doors: pieces;
	Partition	Quantity: 4 pieces; material: partition of the house cannot be dismantled;
	Others
Item	Name of Article	Brand	Quantity	Damage
Furniture in office area	Boss desk		1
	Office table
	Single-row table for one		28
	Single-row table for two
	Single-row table for three
	Seats for two
	Seat for four
	Seat for six
	Boss chair		1
	Station chair		28
	Mobile cabinet		1
	File cabinet		18
	Lamp on boss table
	Others
	Others
Furniture in leisure area	Negotiating table		1
	Table	None
	Folding table	None
	Tea table		1
	Side table	None
	Lounge chair
	Love-seat sofa		1
	Prince stool	None
	Bar chair
	Bar table (long)
	Bar table (circular)
	Footstool
	Others Orange Coach		1
	Others
	Others

Furniture in conference area	Conference table for one
	Conference table for three
	Conference table for four				2
	Conference table for six
	Conference chair				10
	Others
	Others
Accessories in rest area	Bench pendant lamp in water bar
	Message board in water bar
	Wall lamp
	Decorative painting
	TV frame
	Mirror	None
	Coat hanger
	Others
	Others
Electric appliance	Television	Xiaomi			1
	Remote control of electric appliance
	Air conditioner
	Remote control of air control
	Refrigerator	TCL			1
	Microwave oven	Meidi			1
	Router/switch				1
Information on charges	Item	Meter base	Balance / Yuan	Payment code	With / without card	Remark
	Cold water
	Reclaimed water
	Hot water
	Fuel gas charge
	Ammeter		64 yuan		Without Card
	Others

Information on key token	Item	Quantity / unit	Paid or not	Remark
Key
Access control card
	Smart door lock	1	paid
Others
Both parties jointly confirm that the above conditions meet the requirements for delivery and acceptance of the member’s space, and approve the handover.
Delivery date of house:
Party A’s seal: Special Seal of Nashwork Kaixuan Science & Technology (Beijing) Co., Ltd.			Party B’s seal:
Nashwork Kaixuan Science & Technology (Beijing) Co., Ltd.			Fuhui (Xiamen) Commercial Factoring Co., Ltd.
Note: This letter of confirmation shall become valid only for the relevant “House Leasing Contract”.

Nashwork 纳什空间	Contract No.: E-CZL-KX-ZZ-TI-201904110003 合同编号：E-CZL-KX-ZZ-TI-201904110003

Appendix 3: Letter of Confirmation for Handover of Underlying House

附件三：标的房屋交接确认书

标的房屋交接确认书

基础信息
网络账号		网络初始密码

维修	项目名称	装修情况		备注
	地面	地毯： 块：
	墙面	Logo墙：1 个 其他：
	窗
	门	防盗门： 1扇；室内门： 扇；
	隔断	数量： 4个；材质： 房屋隔断不可拆除；
	其他
项目	物品名称	品牌	数量	损坏
办公区家具	老板桌		1
	办公桌
	单排一人卓		28
	单排两人桌
	单排三人桌
	二人对坐
	四人对坐
	六人对坐
	老板椅		1
	工作椅		28
	推柜		1
	文件柜		18
	老板桌台灯
	其他
	其他
休闲区家具	洽谈桌		1
	套桌	无
	折叠桌	无
	茶几		1
	边几	无
	休闲椅
	双人沙发
	王子凳
	吧椅
	吧桌（长条）
	吧桌（圆形）
	脚凳
	其他橘色单人沙发		1
	其他
	其他

会议区家具	1人会议桌
	3人会议桌
	4人会议桌				2
	6人会议桌
	会议椅				10
	其他
	其他
休息区家具	水吧台面吊灯
	水吧留言板
	壁灯
	装饰画
	电视架
	镜子	无
	衣架
	其他
	其他
电器配置	电视	小米			1
	电视遥控器				1
	空调
	空调遥控器
	冰箱	TCL			1
	微波炉	美的			1
	路由器/交换机
各项费用信息	Item	表底数	余额/元	缴费编码	是否有卡	备注
	冷水
	中水
	热水
	燃气费
	电表		64 元		否
	其他

钥匙凭证信息	Item	数量/单位	是否交付	备注
钥匙
门禁卡
	智能门锁	1	是
其他
对上述情况，经甲乙双方共同确认，认为符合会员空间交验条件，同意交接。
交房日期：
甲方签章: Special Seal of Nashwork Kaixuan Science & Technology (Beijing) Co., Ltd.			乙方签章：
纳什凯旋科技（北京）有限公司			福惠（厦门）商业保理有限公司
注：此确认书需对应《房屋租赁合同》方为有效。

Nashwork	Contract No.: E-CZL-KX-ZZ-TI-201904110003

纳什空间 合同编号：E-CZL-KX-ZZ-TI-201904110003

Appendix 4: Notes to Management Services

附件四：管理服务项目说明

House Upgrading Service Period of Service: Covering the term of service contract

Item	Content of Service
Content of service

1. Space design service: On the basis of the original structure and conditions of the underlying house, in combination with Party A’s understanding of the office scenario, make the spatial arrangement and planning, and carry out the spatial function design;

2. Decoration service: On the basis of the space design scheme, carry out the constructions of the hardware transformation, water and power supply transformation for the underlying house, in order to ensure the comfortable working conditions in the underlying house;

3. Office furniture and appliance installation service: On the basis of the space design scheme, implement the office furniture design, customized assembly, soft adornment design, customized assembly, and provide the office appliances, in order to meet the requirement for full furnishing of the space.

Commitment of service

The space designer with long-term industrial experience shall make overall planning and design of the space;

The materials conforming to national requirements shall be used, and the professional construction shall be conducted on the basis of the professional specifications as required by the state;

The brand electric appliances and brand furniture shall be provided in order to guarantee the quality of the space.

“Weekly Cleaning” Cleaning Service Frequency of Service: Once every week

Item	Content of Service
Content of service

Quality guarantee: Rework unconditionally within three (3) days for the unsatisfactory service.

Time effect guarantee: Every serviceman shall cover 5km, and provide the on-the-spot service in four (4) hours.

Personnel guarantee: The cleaning workers shall not go on duty without certification.

Disinfection guarantee: The professional high-pressure vapor cleaning equipment shall be provided.

Content of service	Deducting cleaning	The cleaning range of the “weekly cleaning” cleaning service covers the boss room, office area, rest room, water bar, and leisure area.
Disinfection cleaning

Features services of “weekly cleaning” cleaning:

After the high-temperature vapor disinfection of the toilet, toilet lid, and bowl with German Karcher® high-temperature vapor disinfector, stick the disinfection seal; put the toilet bowl cleaner into the tank of the toilet, clean and sterilize the bow continuously, so as to offer the double guarantee.;

Sterilization cleaning

Special services of “weekly cleaning” cleaning:

Implement the operations of sterilization and disinfection for the door lock, door knob, and door access phone with the disposable medical alcohol pad (3M brand with alcohol content of 75%);

Cleaning standards

1. Floor: Free of dirt, clean without dust and odor;

2. Rest room: Free of debris and odor; overall clean without waterlogging; toilet, wash basin, mirror, wall, and floor are wiped up;

3. Office furniture: Free of dust, and the articles are arranged in order (Subject to the requirements of the members);

4. Tea room: Clean and tidy, free of dirt and waterlogging;

5. Window sill and balcony: Free of dust and water ponding, free of waste and odor in the surroundings, and the articles are arranged in order;

6. Power switches and lamps: Free of dust and dirt;

7. Firefighting devices: Free of dust and dirt;

8. Tags and marks: Free of dust and dirt;

9. Trash can: Free of dirt, dust, water ponding, free of waste in surroundings; clear away the wastes in the trash can.

Underlying House Repair Service Frequency of Service: At actually required by Party B

Item	Content of Service
Content of service	Door-to-door repair implemented in forty-eight (48) hours; Provide the detection service free of charge; Party A shall bear all the costs of the repair arising from the non-human damage.
Range of repair

The electric appliances and office furniture, which are not the main structure of the house, not the water, power, and gas meters and the house pipelines, and go beyond the quality warranty period as committed by the service provider.

1. Walls, doors and windows;

2. Water and heat supply, and circuits;

3. Electric appliances and equipment;

4. Office furniture.

Commitment of service

1. For the comprehensive repair system, the personnel shall make the house call within twenty-four (24) hours after the reporting;

2. For the electrical repair system, the personnel shall make the house call within thirty-six (36) hours after the reporting;

3. For the emergency repair, the personnel shall make the house call within two (2) hours after the reporting.

Wireless Wi-Fi Service Period of Service: Covering the term of service contract

Item	Content of Service
Content of service	1. 50M standard broadband (Excluding special items); 2. Internet access into household and installation of Wi-Fi equipment; 3. Provision of enterprise-level wireless router.
Commitment of service	Stable and rapid Internet service.

Nashwork	Contract No.: E-CZL-KX-ZZ-TI-201904110003

纳什空间 合同编号：E-CZL-KX-ZZ-TI-201904110003

Appendix 4: Notes to Management Services

附件四：管理服务项目说明

House Upgrading Service Period of Service: Covering the term of service contract

房屋升级服务 服务期限：覆盖服务合同期限

项目	服务内容
服务内容	1. 空间设计服务：针对标的房屋间原始结构与房屋条件，结合甲方对办公场杲的理解，进行空间布局规划，空间功能设计； 2. 装修服务：依据空间设计方案，对标的房屋进行硬装改造，水电改造等施工，确保标的房屋具备舒适办公条件； 3. 办公家具家电配装服务：依据空间设计方案，进行办公家具设计、定制组装，软装设计、定制组装，配合以办公电器，满足空间扲包入住需求。
服务承诺	具备长期行业经验的空间设计师进行空间整体规划设计： 使用符合国家要求的材料，依据国家要求的专业规范进行专业施工， 配置品牌家电与品牌家具，确保空间品质；

“壹周洁” 保洁服务 服务频次：每周一次

项目	服务内容
四重服务保障	质量保障：服务不满意， 3 天内无条件返工 时效保障：服务人员人均覆盖5公里，4小时上门 人员保障：保洁人员认证上岗 消毒保陪：专业高压蒸汽清洁设备
服务内容	除尘情节	“笠周洁” 保洁服务消洁范围包括老板间、办公区、卫生间、水吧、休闲区域等。
	消毒清洁	“壹周洁” 保洁特色服务项目： 用德国凯驰商温蒸汽消毒剂，对马桶、马桶圈盖、厕盆进行商温蒸汽消毒后，封装消毒封条；马桶水箱投放洁厕宝，厕盆持续消洁除菌，双重保障；
	除菌清洁	“壹周洁” 保洁专属服务项目： 用一次性医用酒精棉片(3M品牌酒精含盐75%)进行大门门锁、门把手及门禁电话的除菌消毒操作；
服务标准	保洁标准

1. 地面：无污迹、干净无尘土、无异味，；

2. 洗手间：无杂物、无异味、整体清洁无水渍，马桶、洗手池、镜子、墙面地面擦拭洁净；

3. 办公家具：无灰尘、物品摆放整齐（以会员要求为准）；

4. 茶水间：干净整洁、无污迹、无水渍；

5. 窗台及阳台：无灰尘、无积水、周边无垃圾、无异味，物品摆放整齐；

6. 电源开关灯具：无灰尘、无污迹；

7. 消防器械：无灰尘、无污迹；

8. 标牌及标记：无灰尘、无污迹；

9. 垃圾桶：无污迹、无积尘、无积水、周围无垃圾，作业完毕将垃圾桶内垃圾收走；

标的房屋维修服务 服务频次：根据乙方的实际需求

项目	服务内容
服务内容	48小时上门维修 提供免费检测服务 非入为损坏而产生的维修费用，均由甲方承担
维修范围	非房屋主体结构的、非水、电、燃气表及入户管道的、超出服务厂商承诺质保期的电器、办公家具等 1. 墙面门窗 2. 水暖电路 3. 电器设备 4. 办公家具
服务承诺	1. 综合类维修系统申报后24小时内上门 2. 电器类维修系统申报后36小时内上门 3. 紧急情况维修申报后2 小时内上门

无线wifi 服务 服务期限：覆盖服务合同期限

项目	服务内容
服务内容	1. 50M标准带宽（特殊项目除外） 2. 网络入户并wifi设备安装 3. 提供企业级无线路由器
服务承诺	稳定快速的网络服务